UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 16, 2008

TOT Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-116817	20-01715816
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

201 S. Biscayne Blvd., Suite 2868 Miami, Florida		33131
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	305.913.1622

201 S. Biscayne Blvd., Suite 2804

Miami, FL 33131

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 16, 2008, TOT Energy, Inc. (the “Company”) entered into a Joint Venture Agreement (the “JV Agreement”) with Evgeny Bogorad (“Bogorad”), owner of Sibburnefteservis, Ltd. Of Novosibirsk, Russia, an oil services company (“SIBBNS”). Pursuant to the JV Agreement, Bogorad has contributed certain of SIBBNS assets and personnel to a joint venture company named TOT-SIBBNS, Ltd., a Russian corporation (“TOT-SIBBNS”). An independent appraisal company has appraised the contributed assets at US$6,221,881.

At the closing on July 16, 2008, the Company issued to Bogorad 3,000,000 shares of the Company’s common stock in exchange for a 75% interest in TOT-SIBBNS. The Company is obligated to issue to Bogorad 2,000,000 additional shares of the Company’s common stock upon TOT-SIBBNS obtaining US$10,000,000 in gross revenue during the three-year period following the closing. If TOT-SIBBNS achieves this gross revenue target and Bogorad continues to hold the shares issued pursuant to the JV Agreement on the third anniversary of the closing and the stock price is less than US$1.00 per share, then the Company, in its sole discretion, must either make an additional payment in cash or additional shares of stock to Bogorad in an amount equal to the difference in the value per share and US$1.00 multiplied by the total number of shares held by Bogorad, or, if the Company declines to make such payment, Bogorad may require the Company to return the Company’s interest in TOT-SIBBNS in exchange for a payment to the Company of the fair market value of any assets acquired directly by TOT-SIBBNS (other than the assets initially contributed to the Joint Venture by Bogorad pursuant to the JV Agreement) and 75% of the retained earnings, accounts receivable and cash of TOT-SIBBNS.

Bogorad will act as the manager of TOT-SIBBNS. The Company has the ability to appoint a majority of the Board of Directors of TOT-SIBBNS.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Under the JV Agreement, the Company acquired a 75% interest in TOT-SIBBNS.

Item 3.02 Unregistered Shares of Equity Securities.

At the closing of the transaction to acquire its interest in TOT-SIBBNS, the Company issued Bogorad 3,000,000 shares of the Company’s common stock. In addition, if TOT-SIBBNS achieves US$10,000,000 of gross revenue within the three-year period subsequent to the closing, then the Company must issue Bogorad an additional 2,000,000 shares of the Company’s common stock.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release on July 22, 2008 announcing that it had acquired a 75% interest in TOT-SIBBNS.

 This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing. By filing this report on Form 8-K/A and furnishing this information, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

This report contains forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995 conveying management expectations as to the future based on plans, estimates and projections at the time the statements are made. Forward-looking statements generally are identified by the words “expect,” “anticipate,” “believe,” “intend,” “estimate,” “aim,” “plan,” “will,” “will continue,” “seek,” “outlook,” “guidance” and similar expressions. The forward-looking statements contained in this report involve risks and uncertainties, most of which are difficult to predict and are generally beyond our control, including, but not necessarily limited to: the Company’s ability to achieve the milestones upon which payment of an additional amount of money or issuance of additional shares pursuant to the JV Agreement is conditioned; the Company’s history of operating losses; the lack of operating history for the Company’s development stage business; the need for additional capital; the dependency upon key personnel; and other risks detailed in filings made from time to time with the Securities and Exchange Commission. These risks and uncertainties could cause actual results or performance to differ materially from any future results or performance expressed or implied in the forward-looking statements included in this release. Forward-looking statements speak only as of the date they are made and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

 Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information

The following pro forma financial information is filed as Exhibit 99.1 to this current report and is incorporated herein by reference:

Unaudited Pro Forma Condensed Consolidated Financial Information:

Overview
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2008
Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

(d) Exhibits.

99.1	Unaudited Pro Forma Condensed Consolidated Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOT Energy, Inc.

September 29, 2008	By:	/s/ Jonathan New
Name: Jonathan New
Title: Chief Financial Officer